                                                                   EXHIBIT 10.17

                                SECOND AMENDMENT
                                       TO
                            LOAN AND PLEDGE AGREEMENT

                  THIS SECOND AMENDMENT TO THE LOAN AND PLEDGE AGREEMENT (this "AMENDMENT") is made as of February 22, 2001 by and between World Commerce Online, Inc., a Delaware corporation (the "COMPANY"), and William Kistler, an individual (the "LENDER").

                                R E C I T A L S:

                  WHEREAS, for value received, the Company and the Lender executed a Loan and Pledge Agreement dated as of January __, 2001 in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "LOAN AGREEMENT"); and

                  WHEREAS, on February 12, 2001, the Company and the Lender executed that certain First Amendment to Loan and Pledge Agreement to extend the maturity date of the Senior Secured Promissory Note; and

                  WHEREAS, the Company and the Lender agree to further amend and modify the Loan Agreement to clarify the provisions relating to the Lender's senior security interest in the Company's assets.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Amendment to the Loan Agreement. Section 3.1 of the Loan Agreement shall be amended and restated as follows:

                           "3.1     Security Interest and Pledge. As security
for the prompt and complete payment of any and all obligations of the Company under this Agreement and the Kistler Note, or under any other agreement or note, now existing or hereafter rising, whether for principal, interest, expenses or otherwise, the Company hereby grants, transfers and assigns and pledges to Kistler all of its respective right, title and interest in and grants Kistler a senior security interest in the Company's assets as set forth in those UCC-1 Financing Statements ("UCC-1") filed with the Secretary of State of the States of Florida, California, Delaware and Pennsylvania (the "PLEDGED Assets"), which assets are now in existence, together with after-acquired property."

                  2. Non-Modification. Except to the extent amended and modified hereby, all terms, provisions and conditions of the Loan Agreement shall continue in full force and effect and shall remain unmodified and enforceable.

                  IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first above written.

                                       WORLD COMMERCE ONLINE, INC.,
                                        as Borrower



                                       By: /s/ Mark E. Patten
                                          -------------------------------------
                                          Mark E. Patten, Chief Financial
                                          Officer



                                       /s/ William Kistler
                                       ----------------------------------------
                                       William Kistler, as Lender